Bandwidth Announces Fourth Quarter and Full Year 2018 Financial Results
Total fourth quarter revenue of $52.3 million, up 23% year-over-year
CPaaS fourth quarter revenue of $44.1 million, up 26% year-over-year
Active CPaaS customers of 1,230, up 27% year-over-year
Dollar-based net retention rate of 121%, up from 111% in Q4 2017
Raleigh, NC - February 13, 2019 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the fourth quarter and full year ended December 31, 2018.
“The fourth quarter was a strong finish to an outstanding year,” stated David Morken, chief executive officer of Bandwidth. “Demand for our offerings remains robust as our combination of flexible APIs and a vertically integrated all-IP voice network clearly resonates with enterprise customers. The foundation of our strong results are rooted in serving our enterprise customers well and continuing to expand those relationships.  Additionally, we significantly expanded our sales, marketing and technology teams and are excited about the potential of our augmented sales team coming to full productivity throughout 2019. We believe we are well positioned to capitalize on a growing CPaaS market in 2019 and are committed to our customer's success in the year ahead.”

Fourth Quarter 2018 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2018 was $52.3 million, up 23% compared to $42.5 million for the fourth quarter of 2017. Within total revenue, CPaaS revenue was $44.1 million, up 26% compared to $35.0 million for the fourth quarter of 2017. Other revenue contributed the remaining $8.2 million for the fourth quarter of 2018. Other revenue was $7.5 million in the same period last year.
•Gross Profit: Gross profit for the fourth quarter of 2018 was $23.6 million, compared to $19.6 million for the fourth quarter of 2017. Gross margin for the fourth quarter of 2018 was 45%, compared to 46% for the fourth quarter of 2017. Non-GAAP gross profit for the fourth quarter of 2018 was $24.9 million, compared to $20.7 million for the fourth quarter of 2017. Non-GAAP gross margin was 48% for the fourth quarter of 2018, compared to 49% for the fourth quarter of 2017.
•Net Loss: Net loss for the fourth quarter of 2018 was $(1.3) million, or $(0.07) per share, based on 18.4 million weighted average diluted shares outstanding. During the fourth quarter of 2017, net loss attributable to common stockholders was $(0.6) million, or $(0.04) per share, based on 14.9 million weighted average basic shares outstanding for the fourth quarter of 2017. This includes a charge of $2.1 million or $0.14 per share related to the enactment of the Tax Cuts and Jobs Act in December 2017 due to the remeasurement of our deferred tax assets at the lower corporate tax rate.
•Non-GAAP Net (Loss) Income: Non-GAAP net loss for the fourth quarter of 2018 was $(0.8) million, or $(0.04) per share, based on 18.4 million weighted average basic shares outstanding. This compares to a Non-GAAP net income of $1.6 million, or $0.09 per share, based on 18.1 million weighted average diluted shares outstanding for the fourth quarter of 2017.
•Adjusted EBITDA: Adjusted EBITDA was $(0.1) million for the fourth quarter of 2018, compared to $4.4 million for the fourth quarter of 2017.

Full Year 2018 Financial Highlights
•Revenue: Total revenue for the full year of 2018 was $204.1 million, compared to $163.0 million in 2017. Within total revenue, CPaaS revenue was $164.4 million, up 25% compared to $131.6 million in 2017. Other revenue contributed the remaining $39.7 million for the full year of 2018, compared to $31.4 million for the full year of 2017.
•Gross Profit: Gross profit for the full year of 2018 was $96.0 million, compared to $73.7 million in 2017. Non-GAAP gross profit for the full year of 2018 was $100.6 million, compared to $78.1 million in 2017. Gross margin for the full year of 2018 was 47%, compared to 45% in 2017. Non-GAAP gross margin was 49% for the full year of 2018, compared to 48% in 2017.
•Net Income: Net income for the full year of 2018 was $17.9 million, or $0.85 per share, based on 21.1 million weighted average diluted shares outstanding. This includes the $11.9 million of excess tax benefits associated with the exercise of stock options and vesting of restricted stock units. This compares to net income from continuing operations attributable to common stockholders of $5.3 million, or $0.37 per share, based on 14.5 million weighted average diluted shares outstanding in 2017. This includes the aforementioned charge of $2.1 million or $0.14 per share related to the enactment of the Tax Cuts and Jobs Act in December 2017.
•Adjusted EBITDA: Adjusted EBITDA was $16.1 million for the full year of 2018, compared to $22.2 million in 2017.
•Non-GAAP net income: Non-GAAP net income for the full year of 2018 was $9.0 million, or $0.43 per share, based on 21.1 million weighted average diluted shares outstanding. This compares to a non-GAAP net income of $9.5 million, or $0.59 per share, based on 16.1 million weighted average diluted shares outstanding in 2017.
•Cash Flow: The Company generated $24.6 million in net cash provided by operating activities for the full year of 2018, compared to $14.6 million during 2017. The Company generated $10.2 million in free cash flow for the year, compared to $6.7 million in 2017.
Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated are included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
Fourth Quarter 2018 Key Metrics
•The number of active CPaaS customers was 1,230 as of December 31, 2018, an increase of 27% from 965 as of December 31, 2017.
•The dollar-based net retention rate was 121% during the fourth quarter of 2018, compared to 111% during the fourth quarter of 2017.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.

Financial Outlook
As of February 13, 2019, Bandwidth is providing guidance for its first quarter and full year 2019 as follows:
•First Quarter 2019 Guidance: CPaaS revenue is expected to be in the range of $43.5 million to $44.0 million. Total revenue is expected to be in the range of $51.0 million to $51.5 million. Non-GAAP loss per share is expected to be in the range of ($0.27) to ($0.30) per share, using 19.8 million weighted average basic shares outstanding.
•Full Year 2019 Guidance: CPaaS revenue is expected to be in the range of $201.0 million to $203.0 million. Total revenue is expected to be in the range of $231.5 million to $233.5 million.  Non-GAAP loss per share is expected to be in the range of approximately of ($0.64) to ($0.74) per share, using 19.9 million weighted average basic shares outstanding.
Bandwidth has not reconciled its first quarter and full-year guidance related to non-GAAP net loss to GAAP net loss and non-GAAP loss per share to GAAP loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the fourth quarter ended December 31, 2018. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through February 20, 2019, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 136863294.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and Ring Central use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network- one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2019 and full-year 2019, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of Form 10-Q for the period ended September 30, 2018, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after September 30, 2018.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net income (loss) as net income (loss) adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, change in fair value of shareholders’ antidilutive arrangement, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax benefit resulting from excess tax benefits associated with the exercise of stock options and vested restricted stock, benefit resulting from the release of the valuation allowance on our deferred tax assets (“DTA”), and impact on remeasurement of DTA as a result of 2017 tax reform.
We define adjusted EBITDA as net income adjusted to reflect the addition or elimination of certain income statement items including, but not limited to: income tax expense (benefit), interest expense, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define Free Cash Flow as net cash provided by or used in operating activities less net cash used in investments of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

Consolidated Statements of Operations and
Comprehensive (Loss) Income
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2017	2018	2017	2018
Revenue:
CPaaS revenue	$34,981	$44,148	$131,572	$164,415
Other revenue	7,485	8,195	31,383	39,698
Total revenue	42,466	52,343	162,955	204,113
Cost of revenue:
CPaaS cost of revenue	19,465	25,258	75,859	94,296
Other cost of revenue	3,366	3,483	13,403	13,849
Total cost of revenue	22,831	28,741	89,262	108,145

Gross profit	19,635	23,602	73,693	95,968
Operating expenses:
Research and development	2,927	6,786	10,789	20,897
Sales and marketing	3,119	6,133	11,218	20,731
General and administrative	11,378	13,953	37,069	47,588
Total operating expenses	17,424	26,872	59,076	89,216

Operating income (loss)	2,211	(3,270)	14,617	6,752
Other income (expense), net	222	59	(1,728)	301
Income (loss) before taxes	2,433	(3,211)	12,889	7,053
Income tax (provision) benefit	(3,032)	1,921	(6,918)	10,870
Net (loss) income	$(599)	$(1,290)	$5,971	$17,923
Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities, net of income taxes	—	2	—	(1)
Total comprehensive (loss) income	$(599)	$(1,288)	$5,971	$17,922

(Loss) earnings per share:
Net (loss) income	$(599)	$(1,290)	$5,971	$17,923
Less: net (loss) income allocated to participating securities	(21)	—	644	—
Net (loss) income attributable to common stockholders	$(578)	$(1,290)	$5,327	$17,923

Net (loss) income per share:
Basic	$(0.04)	$(0.07)	$0.42	$0.96
Diluted	$(0.04)	$(0.07)	$0.37	$0.85

Weighted average number of common shares outstanding:
Basic	14,893,439	18,410,503	12,590,221	18,573,067
Diluted	14,893,439	18,410,503	14,543,170	21,140,382

Consolidated Statements of Operations and
Comprehensive (Loss) Income
(In thousands, except share and per share amounts)
(Unaudited)
The Company recognized total stock-based compensation expense in continuing operations as follows:

	Three months ended December 31,		Year ended December 31,
	2017	2018	2017	2018
Cost of revenue	$23	$34	$80	$114
Research and development	54	179	155	555
Sales and marketing	48	148	172	511
General and administrative	576	961	1,396	2,159
Total	$701	$1,322	$1,803	$3,339

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$37,627	$41,261
Marketable securities	—	17,400
Accounts receivable, net of allowance for doubtful accounts	21,225	24,009
Prepaid expenses and other current assets	3,767	6,114
Deferred costs	2,633	2,630
Total current assets	65,252	91,414
Property and equipment, net	14,946	25,136
Intangible assets, net	7,643	7,089
Deferred costs, non-current	2,068	1,828
Other long-term assets	1,192	727
Goodwill	6,867	6,867
Deferred tax asset	6,526	17,359
Total assets	$104,494	$150,420
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,025	$3,418
Accrued expenses and other current liabilities	15,725	21,393
Current portion of deferred revenue and advanced billings	5,768	7,912
Total current liabilities	24,518	32,723
Deferred rent, net of current portion	716	2,503
Deferred revenue, net of current portion	2,549	6,424
Total liabilities	27,783	41,650
Commitments and contingencies
Stockholders’ equity:
Class A and Class B common stock	17	19
Additional paid-in capital	102,465	116,600
Accumulated deficit	(25,771)	(7,848)
Accumulated other comprehensive loss	—	(1)
Total stockholders’ equity	76,711	108,770
Total liabilities and stockholders’ equity	$104,494	$150,420

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2017	2018
Operating activities
Net income	$5,971	$17,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,712	5,824
Accretion of bond discount	—	(164)
Amortization of debt issuance costs	376	64
Stock-based compensation	1,803	3,339
Deferred taxes	6,168	(10,833)
Loss on disposal of property and equipment	91	191
Changes in operating assets and liabilities:
Accounts receivable	(4,387)	(2,784)
Prepaid expenses and other assets	(1,622)	(1,926)
Deferred costs	(906)	243
Accounts payable	(2,429)	(169)
Accrued expenses and other liabilities	1,040	4,826
Deferred revenue and advanced billings	2,573	6,019
Deferred rent	233	2,080
Net cash provided by operating activities	14,623	24,633
Investing activities
Purchase of property and equipment	(5,021)	(12,419)
Capitalized software development costs	(2,942)	(2,028)
Purchase of marketable securities	—	(35,236)
Maturities of marketable securities	—	18,000
Net cash used in investing activities	(7,963)	(31,683)
Financing activities
Borrowings on line of credit	4,000	—
Repayments on line of credit	(9,000)	—
Payments on capital leases	(73)	(92)
Borrowings on term loan	—	—
Repayments on term loan	(40,000)	—
Payment of debt issuance costs	(25)	(25)
Payment of costs related to the initial public offering	(5,385)	(285)
Proceeds from the initial public offering, net of underwriting discounts	74,400	—
Proceeds from issuances of common stock	174	11,046
Proceeds from exercised of warrants	91	37
Net cash provided by financing activities	24,182	10,681
Net increase in cash, cash equivalents, and restricted cash	30,842	3,631
Cash, cash equivalents, and restricted cash, beginning of period	7,028	37,870
Cash, cash equivalents, and restricted cash, end of period	$37,870	$41,501

Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended December 31,		Year ended December 31,
	2017	2018	2017	2018
Consolidated Gross Profit	$19,635	$23,602	$73,693	$95,968
Depreciation	1,071	1,275	4,315	4,490
Stock-based compensation	23	34	80	114
Non-GAAP Gross Profit	$20,729	$24,911	$78,088	$100,572
Non-GAAP Gross Margin %	49%	48%	48%	49%
By Segment
CPaaS

	Three months ended December 31,		Year ended December 31,
	2017	2018	2017	2018
CPaaS Gross Profit	$15,517	$18,890	$55,713	$70,119
Depreciation	1,071	1,275	4,315	4,490
Stock-based compensation	23	34	80	114
Non-GAAP Gross Profit	$16,611	$20,199	$60,108	$74,723
Non-GAAP CPaaS Gross Margin %	47%	46%	46%	45%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2017	2018	2017	2018
Net income	$(599)	$(1,290)	$5,971	$17,923
Income tax provision /(benefit)(1)	3,032	(1,921)	6,918	(10,870)
Interest expense (income), net	467	(59)	1,728	(301)
Depreciation	1,229	1,586	4,873	5,270
Amortization	210	130	839	554
Stock-based compensation	701	1,322	1,803	3,339
Loss on disposal of property and equipment	36	164	91	191
Change in fair value of shareholders' anti-dilutive arrangement (2)	(689)	—	—	—
Adjusted EBITDA	$4,387	$(68)	$22,223	$16,106
________________________
(1) Includes $11,887 of excess tax benefits associated with the exercise of stock options and vesting of restricted stock units during the year ended December 31, 2018.
(2) Relates to an anti-dilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares.

Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income (Loss)

	Three months ended December 31,		Year ended December 31,
	2017	2018	2017	2018
Net income	$(599)	$(1,290)	$5,971	$17,923
Stock-based compensation	701	1,322	1,803	3,339
Change in fair value of shareholders' anti-dilutive arrangement (1)	(689)	—	—	—
Amortization related to acquisitions	130	130	520	520
Loss on disposal of property and equipment	36	164	91	191
Estimated tax effects of adjustments	(69)	(414)	(921)	(1,038)
Income tax benefit of option exercises and vested restricted stock	—	(672)	—	(11,887)
Remeasurement of DTA associated with tax rate change (2)	2,073	—	2,073	—
Non-GAAP net income (loss)	$1,583	$(760)	$9,537	$9,048

Non-GAAP net income (loss) per Non-GAAP share
Basic	$0.10	$(0.04)	$0.68	$0.49
Diluted	$0.09	$(0.04)	$0.59	$0.43

Non-GAAP weighted average number of shares outstanding
Basic	14,893,439	18,410,503	12,590,221	18,573,067
Series A redeemable convertible preferred stock outstanding	771,739	—	1,522,123	—
Non-GAAP basic shares	15,665,178	18,410,503	14,112,344	18,573,067

Diluted	17,355,722	18,410,503	14,543,170	21,140,382
Series A redeemable convertible preferred stock outstanding	771,739	—	1,522,123	—
Non-GAAP diluted shares	18,127,461	18,410,503	16,065,293	21,140,382
________________________
(1) Relates to an anti-dilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares.
(2) On December 22, 2017, the Tax Cuts and Jobs Act was enacted into law. As a result of this change in tax law, the Company recorded a remeasurement of its deferred tax assets, which resulted in additional income tax expense of $2,073.

Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2017	2018	2017	2018
Net cash provided by operating activities	$4,946	$632	$14,623	$24,633
Net cash used in investing in capital assets (1)	(3,222)	(6,015)	(7,963)	(14,447)
Free cash flow	$1,724	$(5,383)	$6,660	$10,186
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contact
Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com